Exhibit 10.6

FOURTH LOAN MODIFICATION AGREEMENT

Recitals:

(1)    MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation, is called the “Borrower”.

(2)    FIRST HAWAIIAN BANK, a Hawaii corporation, is called the “Lender”.

(3)    Lender made a revolving credit facility (the “Credit Facility”) in favor of the Borrower up to the Revolving Loan Commitment, pursuant to the terms of a Credit Agreement dated August 4, 2016, by and between the Borrower and the Lender, as amended and restated by that certain Amended and Restated Credit Agreement dated December 30, 2016 (as amended and restated, the “Amended and Restated Credit Agreement”). Capitalized terms that are not otherwise defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement.

(4)    The Credit Facility is evidenced by that certain Note dated August 4, 2016, executed by the Borrower, as Maker, and payable to the order of the Lender, as Payee, in the principal amount of $27,000,000 (the “Original Note”).

(5)    Pursuant to that certain Loan Modification Agreement dated December 30, 2016, by and between the Lender and the Borrower, among other things, the Revolving Loan Commitment was reduced to $10,000,000.

(6)    Pursuant to that certain Second Loan Modification Agreement dated March 16, 2017, by and between the Lender and the Borrower, the Revolving Loan Commitment was increased from $10,000,000 to $15,000,000.

(7)    Pursuant to that certain Third Loan Modification Agreement dated December 31, 2019, by and between the Lender and the Borrower, the Credit Facility was amended to change the extension option from two (2) consecutive options of one (1) year each to one (1) option of two (2) years to December 31, 2021.

(8)    Pursuant to that certain extension letter dated December 31, 2019, from the Lender to the Borrower, the Maturity Date of the Credit Facility was extended to December 31, 2021.

(9)    The Borrower has requested that the Credit Facility be amended (a) to further extend the Maturity Date of the Credit Facility for four (4) years to December 31, 2025, (b) to provide for the option to draw under the Credit Facility in the form of Revolving Borrowings or Term Loans, and (c) to release certain collateral from the Credit Facility, TMK Parcel No. (2) 4-3-001-006 and (2) 4-2-001-042, consisting of 800 acres of residential, golf course and open space zoned land in Kapalua Mauka (the “Kapalua Mauka Property”). The Lender is willing to accommodate the request under the terms and conditions of this Agreement.

(10)    The parties also desire to amend the collateral for the Credit Facility in connection with the consolidation and resubdivision of one of the properties securing the Credit Facility.

(11)    The parties to this Agreement agree that as of December 16, 2021, the outstanding principal balance due under the Note was $0.00.

Agreements:

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties do hereby agree as follows:

1.    Second Amended and Restated Credit Agreement. To extend the Maturity Date of the Credit Facility, provide for the option to draw under the Credit Facility in the form of Revolving Borrowings or Term Loans and remove the Kapalua Mauka Property from the Collateral, the Lender and the Borrower shall execute and deliver a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement shall be in form and substance acceptable to the Lender.

2.    Amended and Restated Note. To provide for the Note to cover both the Revolving Borrowings and Term Loans, the Borrower shall execute and deliver an Amended and Restated Note in the principal amount of $15,000,000 (the “Amended and Restated Note”). The Amended and Restated Note shall be in form and substance acceptable to the Lender.

3.    Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents. The Lender and the Borrower shall execute and record a Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents (the “Second Partial Release and Reassignment”) to amend the Mortgage, Security Agreement and Fixture Filing made by the Borrower, as Mortgagor, in favor of the Lender, as Mortgagee, recorded in the Bureau of Conveyances of the State of Hawaii (the “Bureau”) as Document No. A-60610335, as amended by Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated December 30, 2016, recorded as Document No. A-62080398 (as amended, the “Mortgage”) to refer to the Second Amended and Restated Credit Agreement and the Amended and Restated Note, release the Kapalua Mauka Property, reassign the interest covered by the Assignment of Lessor’s Interest with respect to the Kapalua Mauka Property, and amend the description of the Land. The Second Partial Release and Reassignment shall be in form and substance acceptable to the Lender. The Lender shall obtain, at the Borrower’s expense, an endorsement or endorsements to the Lender’s title insurance policy which shall confirm that the Mortgage, as amended by the Second Partial Release and Reassignment, continues to be a lien of first priority against the real property encumbered by the Mortgage in the amount of $15,000,000.

4.    Amendment of Security Agreement. The Security Agreement is hereby amended to delete any and all references to the Kapalua Mauka Property, including, without limitation, any and all Leases (as defined in the Security Agreement) for, and any and all fixtures located at, the Kapalua Mauka Property. Exhibit A of the Security Agreement is amended in its entirety as set forth in Exhibit 1 attached hereto and hereby made a part hereof.

5.    UCC Financing Statement Amendments. The UCC Financing Statement recorded in the Bureau as Document No. A-60610337 and the UCC Financing Statement recorded in the Bureau as Document No. A-60610338 in connection with the Credit Facility shall be amended to conform the descriptions of the collateral to those contained in the Mortgage, as amended by the Second Partial Release and Reassignment, and the Security Agreement, as amended. The amendments to the UCC Financing Statements shall be in form and substance acceptable to the Lender.

6.    Acknowledgment by Borrower. The Borrower hereby confirms that its respective representations, warranties and agreements to the Lender under the Environmental Indemnity Agreement remain in full force and effect and apply to the Credit Facility, as amended, and the Loan Documents as amended pursuant to this Agreement. Notwithstanding the release of the Kapalua Mauka Real Property and the amendment of the Land under the Mortgage, the Borrower acknowledges and confirms that its obligations under the Environmental Indemnity Agreement are not modified and shall remain in full force and effect.

7.    Enlargement. Any provision contained in the Loan Documents to the contrary notwithstanding, all terms and provisions of the Loan Documents, including the provisions for acceleration upon or after default, are hereby enlarged and extended to include and constitute security for the observance of the terms of this Agreement and the Second Amended and Restated Credit Agreement. All references in the Loan Documents to the “Credit Agreement” and the “Note” are hereby enlarged and expanded to mean the Second Amended and Restated Credit Agreement and the Amended and Restated Note, respectively.

8.    Modification. This Agreement is a modification only and not a novation. In all other respects, the terms and conditions of the Loan Documents, as hereby modified, are hereby ratified and confirmed and shall remain in full force and effect.

9.    Reaffirmation. The Borrower confirms and reaffirms all of its representations, warranties and covenants in the Loan Documents.

10.    No Claims. The Borrower agrees and acknowledges that there are no claims, defenses or offsets that may be asserted by the Borrower that may reduce any amounts outstanding under the Loan Documents arising prior to the Effective Date. In consideration of the Lender’s agreements herein, the Borrower agrees that any such claims, defenses and offsets are hereby released.

11.    Costs and Expenses. In consideration of, and as a condition to, the agreements contained herein, the Borrower shall promptly reimburse the Lender upon demand for all costs and expenses, including recordation fees, title insurance premiums and reasonable attorneys’ fees, incurred by the Lender in connection with this transaction.

12.    Other Terms and Conditions.

(a)    This Agreement shall be effective as of December __, 2021 (the “Effective Date”), when the following conditions have been satisfied:

(i)    this Agreement, the Second Amended and Restated Credit Agreement, the Amended and Restated Note and the Second Partial Release and Reassignment have been executed and delivered to the Lender by the Borrower; and

(ii)    the costs and expenses set forth in Section 11 above have been paid;

(iii)    the Second Partial Release and Reassignment and the UCC Financing Statement Amendments have been recorded with a commitment from the title insurer to issue the endorsement described in Section 3 above; and

(iv)    the Borrower has provided the Lender with evidence that the Borrower has the authority to amend the Credit Facility as provided in this Agreement, the Second Amended and Restated Credit Agreement and the other Loan Documents, as amended, and to perform its obligations under the Loan Documents, as amended.

(b)    The rights, duties and obligations hereunder shall be binding upon, and inure to the benefits of, the parties hereto and their respective successors and assigns.

(c)    Within five (5) days of the Lender’s request, the Borrower shall execute and deliver such further documents and do such other acts as the Lender may reasonably deem necessary to carry out the purposes of this Agreement.

(d)    This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

[The following page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Loan Modification Agreement to be duly executed as of the Effective Date.

FIRST HAWAIIAN BANK

By:	/s/ Charles C. Barbata
Charles C. Barbata
Its Vice President

Lender

MAUI LAND & PINEAPPLE COMPANY, INC.

By:	/s/ Wade K. Kodama
Wade K. Kodama
Its Chief Financial Officer

Borrower

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